Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE			March 16, 2018
BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER FISCAL YEAR 2018 FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, March 16, 2018, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services, announces its financial results for the third quarter fiscal 2018 ended January 31, 2018.  In conjunction with the release, the Company has scheduled a conference call Wednesday, March 21, 2018 at 9:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2018 Financial Results Conference Call

When: Wednesday, March 21, 2018 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2018.

Historical selected financial data related to all operations:
	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands)			(In thousands)
	2018	2017	2016	2018	2017	2016
Net Revenue	$ 11,010	$ 11,295	$ 11,067	$ 33,816	$ 35,497	$ 32,869
Operating Income (Loss)	439	122	442	1,402	1,966	203
Net Income (Loss)	20	14	102	342	756	(357)
Total Assets	39,598	40,924	41,575	39,598	40,924	41,575
Long-term Obligations	2,127	3,726	5,005	2,127	3,726	5,005
Stockholders' Equity	28,756	26,961	25,115	28,756	26,961	25,115
Weighted Average Shares – Diluted	64,507	63,417	62,260	64,531	63,417	62,260
New Product Research and Development Cost	616	434	386	1,336	1,151	1,323

Management Comments

“Revenue decreased 3% to $11.0 million in the three months ended January 31, 2018, as compared to $11.3 million in the three months ended January 31, 2017. The decrease in revenue reflects a decrease in Aerospace Products revenue (down 16%) and an increase of 5% in Professional Services revenue. Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates (STCs). This includes significant efforts in South America, Europe, Africa, and Asia.

Third quarter fiscal 2018 resulted in a net income of $20,000 compared to a net income of $14,000 in the third quarter fiscal 2017. Butler National Corporation is working to exceed previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling expenses.

During the three months ending January 31, 2018, we invested approximately $616,000 in projects focused on the development and acquisition of new aerospace products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We continue to be excited about the future.  Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services increased 5% for the three months ended January 31, 2018 to $7.6 million compared to $7.2 million for the three months ended January 31, 2017. Costs of Professional Services remained constant in the three months ended January 31, 2018 at $4.7 million compared to $4.7 million in the three months ended January 31, 2017. Costs were 63% of segment total revenue in the three months ended January 31, 2018, as compared to 66% of segment total revenue in the three months ended January 31, 2017. Expenses decreased 9% in the three months ended January 31, 2018 to $2.3 million compared to $2.5 million in the three months ended January 31, 2017. Expenses were 30% of segment total revenue in the three months ended January 31, 2018, as compared to 34% of segment total revenue in the three months ended January 31, 2017. Operating income from Professional Services increased to $556,000 in the three months ended January 31, 2018 from an operating loss of $13,000 in the three months ended January 31, 2017.

Aerospace Products:

Revenue decreased 16% to $3.5 million in the three months ended January 31, 2018, compared to $4.1 million in the three months ended January 31, 2017. This decrease is primarily due to a decrease in aircraft modification revenue of $752. We anticipate future domestic military spending reductions and continued slow growth of the United States economy. We are expanding our Aerospace products to help our customers address the FAA regulatory deadline to have all aircraft ADS-B equipped by 2020, we have invested in the development of several STCs. These STCs use state of the art avionics for aircraft tracking and positioning. We are aggressively marketing the products domestically and internationally. Costs of Aerospace Products decreased by 12% in the three months ended January 31, 2018 to $2.6 million compared to $3.0 million for the three months ended January 31, 2017. Costs were 76% of segment total revenue in the three months ended January 31, 2018, as compared to 73% of segment total revenue in the three months ended January 31, 2017. Expenses decreased 4% in the three months ended January 31, 2018 to $932 compared to $973 in the three months ended January 31, 2017. Expenses were 27% of segment total revenue in the three months ended January 31, 2018, as compared to 24% of segment total revenue in the three months ended January 31, 2017. Operating income from Aerospace Products decreased to a loss of $117,000 in the three months ended January 31, 2018 from an operating income of $135,000 in the three months ended January 31, 2017.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of January 31, 2018 our backlog totaled approximately $11.2 million, at October 31, 2017 backlog totaled $11.7 million and at January 31, 2017 backlog totaled $9.6 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. The forward looking statements in this report are only predictions and actual events or results may differ materially. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

THE WORLDWIDE WEB:
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